Exhibit 10.63

GENCO SHIPPING & TRADING LIMITED

299 PARK AVENUE
12TH FLOOR
NEW YORK, NEW YORK 10171

646-443-8550

February 27, 2024

Mr. John Wobensmith

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, New York 10171

Dear John:

The purpose of this letter is to confirm our understanding regarding that agreement between you and Genco Shipping & Trading Limited (“Genco” or the "Company") dated September 21, 2007, as amended from time to time prior to the date hereof (the "Agreement"). When fully executed, this letter shall constitute an amendment to the Agreement. It is hereby agreed as follows:

1. The definition of “Change of Control” in Section 7(a) of the Agreement is hereby amended and restated in its entirety as follows:

“For purposes of this Agreement, the term "Change in Control" shall mean the occurrence of any of the following:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934 (a “Person”) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (C) any company or entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities; or

(ii) the sale of all or substantially all of Genco's assets in one or more related transactions within a 12-month period to any person, other than such a sale to (x) a subsidiary of Genco which does not involve a change in the equity holdings of Genco or (y) any company or entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company;

(iii) any merger, consolidation, reorganization or similar event of Genco or any of its subsidiaries, as a result of which the holders of the voting stock of Genco immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty percent (50%) of the aggregate voting power of the voting securities of the surviving entity;

(iv) any Person becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company’s then outstanding Voting Securities and such Person is required to file a Schedule 13D; or

(v) a majority of the members of the Board of Directors of Genco is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of Genco’s Board of Directors before the date of such appointment or election.

For the purposes of this section “Voting Securities” shall mean the securities entitled to vote generally in the election of directors to the Board of Directors of the Company.

Further, and notwithstanding the foregoing, for each payment subject to Section 409A of the Internal Revenue Code for which a Change in Control is the payment event for Section 409A purposes, a Change in Control shall be deemed to occur under this Agreement with respect to such payment only if a change in the ownership or effective control of Genco or a change in the ownership of a substantial portion of the assets of Genco shall also be deemed to have occurred under Section 409A of the Internal Revenue Code.”

3.This letter and the Agreement contain the entire understanding between the parties on the subjects covered here and supersede all prior agreements, arrangements and understandings, whether written or oral, regarding the subjects covered here. The Agreement and this letter may not be changed, nor may any of their provisions be waived, orally, but may only be changed in writing signed by both parties.

4.You agree and acknowledge that the parties hereto have been provided with the opportunity to consult with counsel regarding the provisions of this letter.

5. This letter may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

Very truly yours,

GENCO SHIPPING & TRADING LIMITED

By:/s/ Peter Allen

Name: Peter Allen

Title: Chief Financial Officer

ACCEPTED AND AGREED TO:

/s/ John Wobensmith

John Wobensmith

Date: February 27, 2024